Exhibit 10.4

AGREEMENT REGARDING OUTSTANDING PROMISSORY NOTES

THIS AGREEMENT REGARDING OUTSTANDING PROMISSORY NOTES (the "Agreement") is made effective as of the 12th day of February 2015 by and among REO Plus, Inc., a Texas corporation ("REO"), Richard J. Church (“Church”), and Ananda Holding, LLC, a Texas limited liability company ("AHLLC").

Recitals

WHEREAS, Church has previously loaned amounts and provided REO financing to REO, and the current outstanding balance of these loans and REO financing is $509,960; and

WHEREAS, the loans and REO financing are represented by the following four promissory notes (collectively, the “Outstanding Notes”):

*	Promissory note dated January 2, 2010 in the original principal amount of $190,000 made payable by REO to Church

*	Consolidation Balloon Promissory Note dated February 10, 2014 in the original principal amount of $290,960 made payable by REO to Church

*	Consolidation Balloon (sic) Promissory Note dated May 5, 2014 in the original principal amount of $10,000 made payable by REO to Church

*	Consolidation Balloon (sic) Promissory Note dated January 22, 2015 in the original principal amount of $19,000 made payable by REO to Church; and

WHEREAS, accrued interest on the Outstanding Notes as of January 31, 2015 equals $23,758.59, resulting in a total of $533,718.59 in outstanding principal and accrued interest on the Outstanding Notes; and

WHEREAS, the parties hereto wish to make certain modifications regarding the Outstanding Notes;

Agreements

NOW, THEREFORE, in consideration of the mutual agreements contained herein, $10.00, and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed by each party hereto), each of the parties hereto hereby agrees as follows:

1.           Modification of Outstanding Notes.  REO and Church hereby agree that the Outstanding Notes be and hereby are modified in the following manner:

(a)	$298,224.45 of the outstanding principal amount of the Outstanding Notes shall henceforth be governed by the terms, provisions and conditions of, and shall be represented by that certain promissory note in the form of which is attached hereto as Exhibit 1(a); and

(b)
$100,000.00 of the outstanding principal amount of the Outstanding Notes shall henceforth be governed by the terms, provisions and conditions of, and shall be represented by that certain promissory note in the form of which is attached hereto as Exhibit 1(b); and

(c)
The remaining $135,494.14 balance (the “Retained Promissory”) of the outstanding principal amount of the Outstanding Notes shall initially hereafter not be represented by any written instrument, but REO hereby acknowledges that it duly owes the Retained Promissory to Church.

.           2.           Assignment, Assumption and Securing of the Retained Promissory.

(a)           AHLLC hereby (i) assumes REO’s obligations with respect to the Retained Promissory, (ii) agrees to pay timely and faithfully the Retained Promissory to Church as provided hereinafter, and (iii) agrees to perform timely and faithfully all of REO’s liabilities and obligations with respect to the Retained Promissory.  AHLLC hereby expressly agrees that all terms, provisions, covenants, conditions, restrictions, duties, obligations, responsibilities, representations and warranties with respect to the Retained Promissory (as the same may be modified hereby) shall apply to AHLLC as if AHLLC had contracted directly with Church with respect to the Retained Promissory. AHLLC hereby agrees to protect, indemnify and hold harmless REO from any losses or damages, including without limitation, reasonable attorneys' fees and court costs, arising out of any claim, action, suit or proceeding, brought against REO or in which REO is a party because of AHLLC's failure to perform the agreements contained herein with respect to the Retained Promissory.

(b)           Church, and his successors and assigns, have this day released and by these presents do release, acquit and forever discharge REO and its officers, directors, shareholders, employees, subsidiaries, affiliates (other than AHLLC), successors and assigns, from any and all Claims.  For purposes of this Agreement, "Claims" means all demands, complaints, claims, rights, actions, causes of actions, suits, proceedings, damages, judgments, costs, expenses, compensation, promises, agreements, debts, liabilities and obligations of any kind whatsoever, at common law, by statute, contract, or otherwise which Church has, might have, had or might have had in the past, against any person released hereby, known or unknown, directly or indirectly arising out of, resulting from or relating in any way to, the Retained Promissory.

(c)           (i)           AHLLC and Church hereby agree that the Retained Promissory shall henceforth be represented by, and shall be governed by the terms, provisions and conditions of the promissory note in the form of which is attached hereto as Exhibit 2(c)(i) (the “Retained Promissory Note”).

(ii)           AHLLC and Church hereby agree that the Retained Promissory Note shall be secured by a pledge of and a security interest in the 400 units of membership interest in Ananda

Investments, LLC, a Texas limited liability company, now or soon to be owned by AHLLC (such 400 units are referred to hereinafter as the "Interest"), said pledge and security interest being created pursuant to that certain pledge and security agreement attached hereto as Exhibit 2(c)(ii).  Such pledge and security interest shall be non-recourse to AHLLC, and Church shall look solely to the Interest to satisfy the debt represented by the Retained Promissory Note.

(iii)           To perfect the pledge of and a security interest in the Interest, AHLLC executed and delivered to Church, and Church is hereby authorized to file the UCC-1 Financing Statement attached hereto as Exhibit 2(c)(iii).  Alternatively, Church is hereby authorized to file electronically a document containing similar information and effectuating such purposes as the UCC-1 Financing Statement attached hereto as Exhibit 2(c)(iii).

3.           Miscellaneous.  This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.  This Agreement may not be modified or amended other than by an agreement in writing signed by all parties affected.  Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.  All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, assigns, and successors.  THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

"REO"                                                                                             "ANANDA"

REO PLUS, INC.,                                                                           ANANDA HOLDING, LLC,
a Texas corporation                                                                      a Texas limited liability company

By: /s/ Richard J. Church                                                                By: /s/ Richard J. Church
             Richard J. Church, President                                                          Richard J. Church, President

“CHURCH”

____________________________________
Richard J. Church, individually

THIS DOCUMENT IS APPROVED AS TO
FORM AND SUBSTANCE BY:

Boulderado Partners, LLC	Magnolia Capital Fund, LP
By: Boulderado Group, LLC, Manager	By: The Magnolia Group, LLC, its General Partner

By: /s/ Alex B. Rozek	By: /s/ Adam Peterson

Name: Alex B. Rozek	Name: Adam Peterson

Title: Manager	Title: Manager